UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

ZHONG SEN INTERNATIONAL TEA COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-54163	26-2091212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14th Floor Guo Fang Building
No.68 Wu Yi Road
Kunming City, Yunnan Province
P. R. China 650032
 (Address of principal executive office) (Zip Code)

(954) 247-4832
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On June 30, 2011, Zhong Sen International Tea Company (the "Company" or "Zhong Sen") issued 18,998,992 common shares to Li Wang, the President, Secretary and Chairman of the Board of the Company as compensations for her positions as President and Secretary of the Company, upon the authorization of the Board of Directors (the “Board”) of the Company with a majority consent in lieu of a special meeting of directors.

Ms. Li Wang has been the President and the Chairman of the Board of the Company since August 29, 2008, and was elected as the Secretary of the Company on August 20, 2009.

Upon the above grant of the common shares from the Company to Li Wang, the total amount of common shares that Ms. Wang beneficially owns is 19,110,755, which is 95.56% of the total outstanding shares of common stock as of July 7, 2011.

The above shares were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon in connection with the offering.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

N/A

(b) Pro Forma Financial Information

N/A

(c) Exhibits

Exhibit No.	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONG SEN INTERNATIONAL TEA CO.

Date: July 11, 2011	By: /s/ Li Wang
Li Wang President, Secretary and Chairman of the Board